UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 28, 2007

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas		77042-3615

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 278-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

          The Registrant hereby incorporates by reference into this Item 7.01 the monthly rig status report, as of February 28, 2007, of the Registrant attached as Exhibit 99.1 which is being furnished in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed to be filed.

Statements in this report that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements regarding the current term, start and end dates and comments concerning future contracts and availability and other aspects of the Registrant’s drilling rigs.  Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected.  A discussion of the risk factors that could impact these areas and the Registrant’s overall business and financial performance can be found in the Registrant’s reports and other documents filed with the Securities and Exchange Commission.   These factors include, among others, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the registrant’s control.  Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the rig status report, and the Registrant undertakes no obligation to publicly update or revise any forward-looking statement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

                              (d)          Exhibits.

Exhibit number	Description

99.1	Monthly Rig Status Report as of February 28, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO

By:	/s/ Dale Wilhelm

Dale Wilhelm
Vice President & Chief Financial Officer

Dated:     February 28, 2007

EXHIBIT INDEX

Exhibit number	Description

99.1	Monthly Rig Status Report as of February 28, 2007